THE AAL MUTUAL FUNDS
                           SUB-ADVISORY AGREEMENT FOR
                         THE AAL AGGRESSIVE GROWTH FUND
                                      WITH
                            JANUS CAPITAL CORPORATION


         AGREEMENT made this 22nd day of June, 2000, by and among THE AAL MUTUAL FUNDS (the "Fund"), a Massachusetts Business Trust, AAL Capital Management Corporation (the "Adviser"), a Delaware Corporation and JANUS CAPITAL CORPORATION (the "Sub-Adviser"), a Colorado Corporation.

                                   WITNESSETH:

         In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and among the parties hereto as follows:

     1.   In General

The Sub-Adviser agrees, as more fully set forth herein, to act as Sub-Adviser to the Fund with respect to the investment and reinvestment of the assets of the Fund's series of shares described as The AAL Aggressive Growth Fund. It is understood that the Fund may create one or more additional Fund series from time to time and that this Agreement may be amended by the mutual written agreement of the parties to include such additional funds under the terms to this Agreement.

     2. Duties and Obligations of the Sub-Adviser with Respect to Investment of Assets of The AAL Aggressive Growth Fund

          (a) Subject to the succeeding provisions of this section and subject to the oversight and review of the Adviser and the direction and control of the Board of Trustees ("Trustees") of the Fund, the Sub-Adviser, as agent and attorney-in-fact with respect to the Fund, is authorized, to:

          (i) Buy, sell, exchange, convert, lend and otherwise trade in any stocks, bonds, currencies, and any other securities or assets;

          (ii) Place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select; including brokers and dealers that may be affiliates of the Sub-Adviser, and

          (iii)Enter into and execute agreements on behalf of the Fund, relating to the acquisition or disposition of investment assets and the execution of portfolio transactions, including foreign exchange contracts and other transactional agreements. Nothing contained herein, however, shall be deemed to authorize the Sub-Adviser to take or receive physical possession of any cash or securities held for the Fund, it being intended that sole responsibility for safekeeping thereof and the consummation of all such purchases, sales, deliveries, and investments made pursuant to the Sub-Adviser's direction shall rest upon the Fund's Custodian.

          (iv) Provide the Adviser and the Trustees with such reports as may reasonably be requested in connection with the discharge of the foregoing responsibilities and the discharge of the Adviser's responsibilities under the Investment Advisory Agreement with the Fund and those of AAL Capital Management Corporation under the Primary Underwriting Agreement with the Fund. Provided, however that the Sub-Adviser shall not be responsible for Fund accounting (NAV calculation) except to maintain compliance with applicable investment restrictions and SEC regulations.

          Written procedures with respect to (i), (ii) and (iii) above may be set forth as agreed to among the Fund, the Adviser and Sub-Adviser.

          (b) Any investment purchases or sales made by the Sub-Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company Act of 1940 (the "Act") and of any rules or regulations in force thereunder;
     (2)  any  other  applicable   provisions  of  law;  (3)  any  policies  and
     determinations of the Board of Trustees of the Fund; and (4) the fundamental policies of the Fund, as reflected in its Registration
     Statement under the Act, or as amended by the shareholders of the Fund; provided that copies of the items referred to in clauses (3)and (4) shall have been furnished to the Sub-Adviser. The Adviser shall timely furnish Sub-Adviser with such additional information as may be reasonably required or requested by the Sub-Adviser in performing its responsibilities pursuant to the Agreement.

          (c) The Sub-Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties ("disabling conduct") hereunder on the part of the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) the Sub-Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund or the Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser), for any act or omission in the course of, or connected with rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36
     (b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services pursuant to this Agreement. Except for such disabling conduct, the Fund and Adviser shall jointly and severally, indemnify and hold harmless the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) against any liability arising from the Sub-Adviser's conduct under this Agreement to the extent permitted by the Articles of Incorporation and applicable law. The obligations of this section shall survive termination of the Agreement.

          (d) Nothing in this Agreement shall prevent the Sub-Adviser or any "affiliated person" (as defined in the Act) of the Sub-Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Sub-Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement provided, however, that the Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private. It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act and the Securities Act of 1933 except for information supplied by the Sub-Adviser for inclusion therein. The Sub-Adviser shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

          (e) In connection with its duties to arrange for the purchase and sale of The AAL Aggressive Growth Fund's securities and other assets, the Sub-Adviser shall follow the principles set forth in any investment advisory agreement in effect from time to time between the Fund and the Adviser, provided that a copy of any such agreement shall have been provided to the Sub-Adviser. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Trustees of the Fund such information relating to portfolio transactions as they may reasonably request.

          (f) The Sub-Adviser may place orders both as to sales and purchases of assets directly through any broker or dealer it chooses. Brokers or dealers may be selected who provide brokerage and/or research services to the Fund and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. Brokers or dealers who execute portfolio transactions on behalf of the Fund may receive commissions which are in excess of the amount of commissions which other brokers or dealers would have charged for effecting such transactions. In order to cause the Fund to pay such higher commissions, the Sub-Adviser must determine in good faith that such commissions are reasonable in relation to the value of the brokerage and/or research services or other goods, provided by such executing brokers or dealers viewed in terms of a particular transaction or the Sub-Adviser's overall responsibilities to the Fund or its other discretionary client accounts.

          (g) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

     The Sub-Adviser may purchase or sell for the Fund, pursuant to the Fund's Rule 10f-3 Procedures, any security (including securities of the same class as those underwritten or other securities of the same or related issuer) for which any affiliate of the Sub-Adviser acts as (1) an underwriter (either as lead underwriter or syndicate member), both during the pendency of any underwriting or selling syndicate and thereafter, or (2) a market maker, provided that such security is purchased from a non-affiliated party.

          (h) The Sub-Adviser shall be responsible for 13F reporting for the securities held by The AAL Aggressive Growth Fund.

          (i) The Sub-Adviser shall have no responsibility to monitor certain limitations or restrictions, including without limitation, the 90%-source test, for which Sub-Adviser determines it has not been provided sufficient information in accordance with Section 2 of the Agreement or otherwise. All such monitoring shall be the responsibility of the Adviser.

          (j) Custodian. The Portfolio assets shall be maintained in the custody of the custodian identified pursuant to Exhibit B. Any assets added to the Portfolio shall be delivered directly to such custodian. The Sub-Adviser shall have no liability for the acts or omissions of any custodian of the Portfolio's assets. The Sub-Adviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law.

     2.1  Obligations of the Adviser and the Portfolio

          (a) The Adviser has provided the Sub-Adviser with the information and documents listed in Exhibit B. The Adviser shall provide such information and documents throughout the term of the Agreement as amended, updated or supplemented, before or at the time such amendments, updates or supplements become effective. The Adviser shall timely furnish Sub-Adviser with such additional information as may be reasonably required or requested by the Sub-Adviser in performing its responsibilities pursuant to this Agreement.

          (b) The Adviser shall be responsible for setting up and maintaining brokerage accounts and other accounts the Sub-Adviser deems advisable to allow for the purchase or sale of various forms of securities pursuant to the Agreement.

     3.   Allocation of Expenses

          The Adviser, the Fund and the Portfolio shall assume and pay their respective organizational, operational, and business expenses not specifically assumed or agreed to be paid by the Sub-Adviser pursuant to the Agreement. The Sub-Adviser shall pay its own organizational, operational, and business expenses but shall not be obligated to pay any expenses of the Adviser, the Fund or the Portfolio, including without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Portfolio; and (c) custodian fees and expenses. Any reimbursement of management fees required by any expense limitation provision and any liability arising out of a violation of
     Section 36(b) of the 1940 Act shall be the sole responsibility of the Adviser.

     4.   Certain Records

          Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Act that are prepared or maintained by the Sub-Adviser on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund or Adviser on request.

     5.   Reference to the Sub-Adviser

          Neither the Fund, the Adviser or any affiliate or agent thereof shall make reference to or use the name or make "Janus" or disclose any information related to the business of the Sub-Adviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld.

     6.   Compensation of the Sub-Adviser

          The Adviser agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a management fee, payable monthly in arrears and computed on the average daily net asset value of The AAL Aggressive Growth Fund at rates shown on Exhibit A attached hereto.

     7.   Duration and Termination

          (a) This Agreement shall go into effect for The AAL Aggressive Growth Fund on July 1, 2000 or as soon thereafter as it receives shareholder approval, and shall, unless terminated as hereinafter provided, continue in effect thereafter from year to year, but only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Trustees, or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the Fund, with respect to The AAL Aggressive Growth Fund, and, in either case, a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

          (b) This Agreement may be terminated by the Sub-Adviser at any time without penalty upon giving the Fund and the Adviser sixty (60) days' written notice (which notice may be waived by the Fund and Adviser) and may be terminated by the Fund or the Adviser at any time without penalty upon giving the Sub-Adviser sixty (60) days' written notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the Trustees in office at the time or by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund, with respect to The AAL Aggressive Growth Fund, or with respect to any Fund by the vote of a majority of the outstanding shares of such Fund. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act). This Agreement will also terminate in the event that the Investment Advisory Agreement is terminated.

     8.   Agreement Binding Only On Fund Property

          The Sub-Adviser understands that the obligations of this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund's property.

     9.   Action By An Individual Fund

          The provisions of this Agreement and any amendments hereto with respect to a Series may be approved by the shareholders of that Series and become effective with respect to the assets of that Series without the necessity of approval thereof by shareholders of any other Series. The Adviser represents that the holders of a majority (as defined in the "Act") of The AAL Aggressive Growth Fund, will vote on approval of the entry into this Agreement on behalf of said fund.

     10.  Notices

          The  Sub-Adviser   agrees  to  promptly  notify  the  Adviser  of  the
     occurrence of any of the following events:

          (a) any change in the AAL Aggressive Growth portfolio manager;

          (b) the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

          (c) the Sub-Adviser is the subject of any action, suit, proceeding, inquiry or investigation at law or in equity, before any court, public board or body, involving the affairs of The AAL Aggressive Growth Fund, or

          (d) any change in ownership or control of the Sub-Adviser.

     11.  Manner of Notice

          Any notice given hereunder shall be in writing and may be served by being sent by telex, facsimile or other electronic transmission, or sent by registered mail or by courier to the address set forth below for the party for which it is intended. A notice served by mail shall be deemed served seven days after mailing and in the case of telex, facsimile or other electronic transmission, twelve hours after confirmed receipt thereof. Addresses for notice may be changed by written notice to the other party.



The Adviser

Robert G. Same, President
AAL Capital Management Corporation
222 West College Ave.
Appleton, WI 54919-0007



The Sub-Adviser

-------------------------
Janus Capital Corporation
-------------------------
-------------------------
-------------------------

     12.  Representations and Warranties

          The Adviser represents and warrants the following:

          (a) The Adviser has been duly incorporated, is validly existing and in good standing as a corporation under the laws of the state of Delaware, having all requisite corporate power and authority under state law and federal securities laws to execute, deliver and perform the Agreement.

          (b) All necessary corporate proceedings of the Adviser have been duly taken to authorize execution, delivery and performance of the Agreement by the Adviser.

          (c)  The  Adviser  is  a  registered   investment  adviser  under  the
     Investment   Advisers  Act  of  1940  and  is  in  compliance   with  other
     registrations required.

          (d) The Adviser has complied, in all material respects, with all registrations required by, and will comply, in all material respects, with all applicable rules and regulations of, the Securities and Exchange Commission.

          (e) The Adviser has the authority under the Investment Advisory Agreement to execute, deliver and perform this Sub-Advisory Agreement

          (f) The Adviser has received a copy of Part II of the Sub-Adviser's Form ADV.

The Fund represents and warrants the following:

          (a) The Fund has been duly organized and is in good standing as a business trust under the laws of the state of Massachusetts having all requisite power and authority under state law and federal securities laws to execute, deliver and perform the Agreement

          (b) All necessary corporate proceedings of the Fund have been duly taken to authorize the execution, delivery and performance of the Agreement by the Fund.

          (c) The Fund has complied, in all material respects, with all registrations required by, and will comply, in all material respects, with all applicable rules and regulations of, the Securities and Exchange Commission.

          (d) The Fund has the authority under the Investment Advisory Agreement to execute, deliver and perform this Sub-Advisory Agreement

     The Sub-Adviser represents and warrants the following:

          (a) The Sub-Adviser has been duly incorporated, is validly existing and in good standing as a corporation under the laws of the state of Colorado, having all requisite corporate power and authority under state law and federal securities laws to execute, deliver and perfume the Agreement

          (b) All necessary corporate proceedings of the Sub-Adviser have been duly taken to authorize the execution, delivery and performance of the Agreement by the Sub-Adviser.

          (c) The  Sub-Adviser  is a  registered  investment  adviser  under the
     Investment   Advisers  Act  of  1940  and  is  in  compliance   with  other
     registrations required.

          (d) The Sub-Adviser has complied, in all material respects, with all registrations required by, and will comply, in all material respects, with all applicable rules and regulations of, the Securities and Exchange Commission.

          No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties.

          The Adviser acknowledges receipt of the Sub-Adviser's Part II, Form ADV at least 48 hours in advance of signing this Agreement.

          The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

          This Agreement shall be governed by the laws of the State of Wisconsin.

          IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

THE AAL MUTUAL FUNDS                         JANUS CAPITAL CORPORATION

/s/Robert G. Same                            /s/Bonnie M. Howe
-------------------------------              -------------------------------
Robert G. Same, President                    Bonnie M. Howe, Vice President




ATTEST:                                      ATTEST

/s/Frederick D. Kelsven                      /s/Verna Morris
-------------------------------              -------------------------------
Frederick D. Kelsven, Secretary              Verna Morris





AAL Capital Management Corporation

/s/Robert G. Same
-------------------------------
Robert G. Same, President




ATTEST:

/s/Frederick D. Kelsven
-------------------------------
Frederick D. Kelsven, Secretary







                                    EXHIBIT A
                                       TO
                              THE AAL Mutual Funds
                             SUB-ADVISORY AGREEMENT
                             (Dated June 22, 2000)


1.   The AAL Aggressive Growth Fund

The management fee for The AAL Aggressive Growth Fund, payable to the Sub-Adviser by the Adviser, calculated in accordance with paragraph 6 of The AAL Mutual Funds Sub-Advisory Agreement, shall be at the annual rate of:

          0.55 of 1% of the average daily net assets of $100 million or less;

          0.50 of 1% of the average daily net assets over $100 million but less than $500 million; and,

          0.45 of 1% of the average daily net assets over $500 million





                                    Exhibit B

Information and documentation provided by Adviser:


1.   Copies of the Fund's prospectus and statement of additional information

2. Copies of the Fund's organizational documents, bylaws and as applicable minutes of meetings of the Trustees

3.   Notice of the Fund's custodian designated to hold assets in the Fund

4.   A list of countries  approved by the Fund Trustees in accordance  with Rule
     17f-5

5. Certified copies of financial statements or reports prepared for the Fund by certified independent accountants

6. Copies of any financial statement or reports made by the Fund to its shareholders or to any governmental body or securities exchange.

7. Reports as to the composition of the Fund, cash requirements and cash available for investment in the Fund

8. Copies of the Adviser's liquidity procedures, cross-trade procedures, repurchase agreement procedures and other procedures that may affect the duties of the Sub-Adviser

9.   An Internal Revenue Service Form W-9 completed by the Fund

10.  A qualified Institutional Investor Certification completed by the Fund

11.  A list of persons authorized to act on behalf of the Fund

12. Applicable Commodities Futures Trading Commission exemptions, notifications or related documentation